REGISTRATION RIGHTS AGREEMENT dated as of February 16, 2002 (this “Registration Rights Agreement”), between Bristol-Myers Squibb Company, a Delaware corporation (“Seller”), and Deltagen, Inc., a Delaware corporation (“Buyer”).

WHEREAS Seller and Buyer are parties to a Purchase Agreement dated as of February 8, 2002 (the “Purchase Agreement”) pursuant to which Buyer has purchased from Seller, and Seller has sold to Buyer, all the issued and outstanding units of membership interest of BMSPRL, L.L.C., a Delaware limited liability company and indirect wholly owned subsidiary of Seller (the “Acquisition”) for an aggregate purchase price equal to that number of validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to the amount obtained (rounded to the nearest whole number) by dividing $23,500,000 by the Determination Price (as adjusted pursuant to the Purchase Agreement, the “Shares”);

WHEREAS, as a condition to the Acquisition, Buyer has agreed to grant Seller certain registration rights with respect to the Shares;

WHEREAS Section 7 hereof identifies the Sections of this Registration Rights Agreement in which capitalized terms used in this Registration Rights Agreement are defined;

Accordingly, Seller and Buyer hereby agree as follows:

SECTION 1. Registration of the Registrable Securities. (a) Subject to Section 1(c), on or before May 15, 2002, Buyer shall prepare and file with the SEC a registration statement (together with all amendments thereto, including post-effective amendments, the “Seller Registration Statement”) with respect to the Registrable Securities to enable the resale of any or all of the Registrable Securities by a Holder from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions and Buyer shall use its reasonable best efforts to cause such Registration Statement to become effective within 60 days after the Registration Statement is filed by Buyer. Buyer shall prepare and file with the SEC such amendments and supplements to the Seller Registration Statement and the Prospectus used in connection therewith and take all such other actions (subject to Section 3(b) and 3(c)) as may be necessary to keep such Registration Statement current and effective and in compliance with the provisions of the Securities Laws with respect to the disposition of all Registrable Securities for a period not to exceed the earlier of (i) the date that is 24 months after the Closing Date, (ii) the date on which each Holder may sell all Registrable Securities held by such Holder without restriction pursuant to Rule 144(k) of the Securities Act, (iii) the date on which each Holder may sell all Registrable Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iv) such time as all Registrable Securities held by Holders have been sold pursuant to a Registration Statement.

Although Buyer acknowledges that Seller disclaims being an underwriter, any Holder’s being deemed an underwriter by the SEC shall not relieve Buyer of any obligations it has under this Section 1.

(b) Subject to Section 1(c), if Buyer proposes to register any of its securities for public sale under the Securities Act (whether such securities are proposed to be offered for sale by Buyer or any other person), on a form of registration statement (together with all amendments thereto, including post-effective amendments, a “Piggyback Registration Statement”) and in a manner which would permit registration of the Registrable Securities for sale to the public under the Securities Act (a “Piggyback Registration”), Buyer shall give prompt written notice to each Holder of Buyer’s intention to do so, and upon the written request of any Holder delivered to Buyer within 20 days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Buyer will use its reasonable best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Registrable Securities which Buyer has been so requested to register by such Holder (the “Piggyback Registration Rights”); provided, however, that:

(i) if, at any time after giving such written notice of its intention to register any of its securities other than the Registrable Securities and prior to the effective date of the Piggyback Registration Statement filed in connection with such registration, Buyer shall determine for any reason not to register such other securities, Buyer may, at its election, give written notice of such determination to the Holders and thereupon Buyer shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such other securities (but not from its obligation to pay registration expenses to the extent incurred in connection therewith as provided in Section 5 hereof).

(ii) Buyer shall not be required to effect any registration of the Registrable Securities under this Section 1(b) as part of the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans of Buyer.

(iii) Holders shall have no right to request registration of the Registrable Securities in connection with the Resale Registration Statements.

(iv) Subject to Section 1(b)(v) below, if a Holder exercises its Piggyback Registration Rights with respect to any Piggyback Registration Statement, Buyer shall allocate not less than 20% of the aggregate amount of Buyer Common Stock to be offered pursuant to such Piggyback Registration Statement to the offer of Secondary Shares. Of any Secondary Shares offered pursuant to any such Piggyback Registration Statement, (A) first, 100% of the Secondary Shares so offered shall be comprised of Registrable Securities until the Holders have sold in aggregate $15,000,000 (based on the net proceeds received by the Holders in such offerings) of their Registrable Securities pursuant to Piggyback Registration Statements, (B) second, thereafter, up to 100% of the Secondary Shares offered may be comprised of shares of Buyer Common Stock other than the Registrable Securities until in aggregate $15,000,000 of Secondary Shares (based on the net proceeds received therefore) other than Registrable Securities have been sold pursuant to Piggyback Registration Statements, and (C) third, thereafter, not less than 50% of the Secondary Shares so offered shall be comprised of Registrable Securities; provided, that to the extent that the holders of Secondary Shares other than Registrable Securities elect not to exercise their preference allocation rights with respect to the disposition of Secondary Shares pursuant to subclauses (B) or (C) of this sentence in connection with any Piggyback Registration, Holders of Registrable Securities may utilize such other holders’

preference allocation to sell additional Secondary Shares; provided, further, that to the extent that the Holders of Registrable Securities elect not to exercise their preference allocation rights with respect to the disposition of Secondary Shares pursuant to subclauses (A) or (C) of this sentence in connection with any Piggyback Registration, holders of Secondary Shares other than Registrable Securities may utilize such Holders’ preference allocation to sell additional Secondary Shares (it being understood that any election not to participate in or claim priority with respect to any one Piggyback Registration shall not impact the priority of either group of holders of Secondary Shares in connection with any subsequent Piggyback Registration).

(v) Secondary Shares may be offered in a Piggyback Registration only in such quantity as will not, in the reasonable opinion of the underwriters thereof, jeopardize the success of the such offering by Buyer; provided, that in the event the underwriters so restrict the quantity of Secondary Shares to be offered pursuant to a Piggyback Registration Statement, to the extent such restriction reduces the number of Registrable Shares that may be offered pursuant to such offering, the number of Registrable Securities to be offered for the account of each Holder requesting to include Registrable Securities in such offering shall be reduced pro rata on the basis of the relative number of Registrable Securities requested by each such Holder to be included in such offering to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such underwriter.

(vi) Holders shall not, to the extent requested by the underwriters of a Piggyback Registration, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time, as agreed to between Buyer and the underwriter, not to exceed one hundred and eighty (180) days, following the effective date of the applicable Piggyback Registration Statement filed under the Securities Act; provided, however, that this Section 1(b)(vi) shall be applicable only to the extent that all officers and directors of Buyer and all other persons with registration rights with respect to Buyer Common Stock enter into similar agreements.

(vii) Buyer shall prepare and file with the SEC such amendments and supplements to the Piggyback Registration Statement and the Prospectus used in connection therewith and take all such other actions (subject to Sections 3(b) and 3(c)) as may be necessary to keep such Registration Statement current and effective and in compliance with the provisions of the Securities Laws with respect to the disposition of Registrable Securities to be sold thereunder.

(c) Prior to the filing of and acceleration of effectiveness of a Registration Statement with respect to the Registrable Securities or any amendment or supplement thereto, (i) each Holder shall have provided Buyer any information with respect to such Holder required to be incorporated into such Registration Statement by any Securities Laws and (ii) Buyer shall provide each Holder and its counsel a reasonable period of time, not to be less than three business days, to review and comment on such documents. Buyer, upon the reasonable request of each Holder, shall meet with such Holder or a representative thereof at Buyer’s headquarters to discuss all information relevant for disclosure in the applicable Registration Statement covering the Registrable Securities. Buyer and the Holders will cooperate in exploring methods to reduce or eliminate each Holder’s exposure to liability under the Securities Act, and in furtherance thereof, Buyer hereby agrees to disclose to the Holders such relevant documents and other information at Buyer’s headquarters as may be reasonably requested by any Holder. To the extent a Holder might be deemed an underwriter or controlling person of Buyer, Buyer shall permit such Holder to participate in the preparation of each Registration Statement and to require the insertion of material therein which in the reasonable judgment of such Holder and its counsel should be included therein. A Holder shall promptly notify Buyer of any changes in the information set forth in a Registration Statement regarding such Holder or its plan of distribution.

SECTION 2. Registration Procedures. (a) Buyer shall promptly notify each Holder when a Registration Statement, a Prospectus or any Prospectus supplement or amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective. To the extent Buyer has filed a post-effective amendment to a Registration Statement which has not yet been declared effective, Buyer shall use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible.

(b) In order to facilitate the public sale or other disposition of any or all of the Registrable Securities, upon request therefor, Buyer shall promptly furnish to each Holder and to any underwriter of the Registrable Securities or other third party designated by a Holder such number of copies of the applicable Registration Statement, the applicable Prospectus and any preliminary or summary Prospectus, and each amendment or supplement thereto, in each case in conformity with the requirements of the Securities Laws, and such other documents as a Holder may reasonably request.

(c) After a Registration Statement has been declared effective, Buyer shall immediately notify the Holders after Buyer shall receive notice or obtain knowledge of the existence of any fact or the happening of any event that makes any statement of a material fact made in such Registration Statement, the applicable Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in such Registration Statement or such Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except in the event a Takedown is in effect, Buyer shall promptly prepare and file from time to time with the SEC a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement, and the applicable Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except in the event a Takedown is in effect, Buyer shall provide each Holder copies of any documents filed pursuant to the immediately preceding sentence and certify to each Holder that Buyer has complied with its obligations in Section 2(b).

(d) Buyer shall use its reasonable best efforts to register or qualify all Registrable Securities covered by a Registration Statement under any state “blue sky” securities laws and other similar Securities Laws, as a Holder or any underwriter shall reasonably request, and to do any and all other acts and things which may be necessary or advisable, in the reasonable judgement of a Holder, to enable the Holders to consummate the disposition of the Registrable Securities covered by such Registration Statement, provided, that, Buyer shall not for any such purpose be required to qualify to do business or consent to general service of process in any jurisdiction in which it not so qualified or has not so consented at the time the applicable Registration Statement is filed with the SEC.

(e) Buyer shall make available its investment bankers and members of its management, as reasonably requested by any Holder, for assistance in the selling effort relating to the Registrable Securities including, but not limited to, the participation of such members of the Buyer’s management in road show presentations; provided, that the Holders may, in aggregate, make one such request annually (it being understood that such request may seek the taking of multiple actions and/or participating in multiple events in connection with a customary series of road show presentations made as part of a customary “road show”); provided, further, that such investment bankers and members of Buyer’s management will not be required to assist in any selling efforts relating to the Registrable Securities during the 30 days prior to the filing of any registration statement pursuant to which Buyer will offer Buyer Common Stock for its own account.

(f) Without the prior written consent of the Holders, during the period between the Closing Date and the last sale by all Holders of their remaining Registrable Securities, Buyer shall not grant any Person the right to request that Buyer register any equity securities (or any securities convertible into or exchangeable or exercisable for such securities) unless such rights are consistent with the rights granted to the Holders under this Registration Rights Agreement (it being understood that the foregoing shall not restrict Buyer’s right to register the Buyer Common Stock referenced in clause (d) of the definition of Resale Registration Statements; provided, that holders of such shares shall not receive any rights inconsistent with the rights granted to the Holders pursuant to Section 1(b) of this Registration Rights Agreement).

SECTION 3. Disposition of Registrable Securities. (a) The Holders shall not effect any disposition of Registrable Securities that would constitute a sale within the meaning of the Securities Act except pursuant to a Registration Statement or as otherwise permitted by applicable Securities Laws. Subject to no Suspension or Takedown being then in effect, a Holder may sell Registrable Securities under a Registration Statement, provided that such Holder delivers or causes to be delivered to (i) the transferee of such Registrable Securities a current Prospectus and (ii) Buyer’s transfer agent, with a copy to Buyer, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit 3(a) (a “Certificate of Subsequent Sale”). A Holder shall not use any of the restricted Registrable Securities to cover any short position in Buyer Common Stock if doing so would be in violation of applicable Securities Laws.

The covenants and restrictions imposed by Section this Section 3(a) upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities (and such Registrable Securities shall thereupon cease to be Registrable Securities), and Buyer shall, at the request of a Holder, remove the legend described in Section 2.01(b)(i) of the Purchase Agreement from each certificate evidencing Registrable Securities, when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as the Holder thereof delivers to Buyer an opinion of counsel reasonably satisfactory to Buyer (it being agreed by Buyer that Cravath, Swaine & Moore shall be counsel reasonably satisfactory to Buyer) to the effect that such covenants and restrictions are no longer necessary in order to comply with the Securities Act.

(b) In the event of:

(i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements thereto or to the related Prospectus or for additional information;

(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iii) the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

(iv) any event or circumstance which necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, neither such

Registration Statement nor such Prospectus will contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Buyer shall cause to be received promptly by each Holder a certificate in writing (the “Suspension Notice”) to the effect of the foregoing, which certificate shall state in reasonable detail the facts and circumstances warranting such Suspension Notice. Upon receipt of such Suspension Notice, each Holder shall refrain from selling any Registrable Securities not already sold pursuant to the Registration Statement (a “Suspension”) until receipt by such Holder of copies of a supplemented or amended Prospectus prepared and filed by Buyer, or until such Holder is advised in writing by Buyer that such Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Subject to no Takedown being then in effect, in the event of any Suspension, Buyer will use its reasonable best efforts to cause the use by the Holders of the Registration Statement and Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Holders.

(c) Notwithstanding anything in this Registration Rights Agreement to the contrary, if the Board of Directors of Buyer determines in good faith that, and causes Buyer to certify to each Holder pursuant to a certificate (a “Takedown Notice”) signed by the President or Chief Executive Officer of Buyer stating that the Board of Directors of Buyer has made such good faith determination that,

(i) continued use by the Holders of a Registration Statement for purposes of effecting offers or sales of the Registrable Securities would require, under the Securities Act, premature disclosure in such Registration Statement (or the applicable Prospectus) of material, nonpublic information concerning Buyer, its business or prospects or any of its proposed material transactions, and

(ii) such premature disclosure would be materially detrimental to Buyer,

then (x) to the extent that such Registration Statement has not yet been declared effective, Buyer may postpone the filing or effectiveness of such Registration Statement, or (y) to the extent such Registration Statement has been declared effective, suspend the right of the Holders to use such Registration Statement (and the Prospectus) for purposes of effecting offers or sales of Registrable Securities. Upon receipt of a Takedown Notice, each Holder will refrain from selling any Registrable Securities not already sold pursuant to a Registration Statement (a “Takedown”) until (x) such Holder’s receipt of copies of an effective Prospectus, to the extent the applicable Registration Statement has not yet been declared effective, or a supplemented or amended Prospectus, to the extent the effectiveness of the applicable Registration Statement was suspended, prepared and filed by Buyer, and (y) a certificate from Buyer certifying in writing that the copies of the Prospectus so delivered may be used to effect sales of Registrable Securities. Notwithstanding the foregoing, Buyer shall not under any circumstances be entitled to exercise its right to postpone the filing or effectiveness of, or suspend the use of, the Seller Registration Statement more than two times in any rolling twelve (12) month period, and the aggregate number of days during which the filing or effectiveness of, or the suspension of the use of, such Registration Statement may be postponed or suspended shall not exceed ninety (90) days in any such twelve (12) month period. The Holders hereby covenant and agree that they will not sell any Registrable Securities pursuant to a Registration Statement during a period in which the ability to sell thereunder is suspended as set forth in this Section 3(c) and will maintain in confidence the fact and content of any notice provided under this Section 3(c).

(d) The effectiveness of a Registration Statement may not be postponed and the rights of Holders to sell Registrable Securities under such Registration Statement may not be suspended pursuant to a Suspension or a Takedown unless Buyer has similarly suspended distribution rights under any other effective registration statement of which Buyer is the registrant (except for registration statements on Form S-8) and has similarly suspended the rights of its officers and directors to trade in its securities for at least the same period.

(e) In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Holders, each Holder shall be entitled to specific performance in the event that Buyer fails to comply with the provisions of this Section 3.

SECTION 4. Buyer Reports. From the Closing Date until the expiration of the period during which the Seller Registration Statement is effective covering the resale of Registrable Securities owned by the Holders, Buyer will furnish to each Holder as soon as practicable after it is available, one copy of

(a) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

(b) its Annual Report on Form 10–K;

(c) its Quarterly Reports on Form 10–Q; and

(d) all other information that is made available to the stockholders of Buyer (the foregoing, in each case, excluding exhibits).

Upon the request of a Holder, Buyer will furnish to such Holder all exhibits excluded by the parenthetical in the preceding sentence, as filed with the SEC.

SECTION 5. Registration Expenses. Buyer shall bear (a) all the Holders’ reasonable out-of-pocket expenses in connection with any Registration Statement and the offering of Registrable Securities thereunder (other than any underwriting discount related to such Registrable Securities); provided, that Buyer shall be obligated to pay the reasonable expenses of no more than one outside legal counsel selected by the Holders to represent the Holders as a group in connection with the registration of Registrable Securities pursuant to any one Registration Statement, and (b) all of Buyer’s expenses in connection with the performance of Buyer’s obligations under this Registration Rights Agreement and the registration of the Registrable Securities pursuant to a Registration Statement, in the case of each of clauses (a) and (b), regardless of whether a Registration Statement becomes effective.

SECTION 6. Indemnification and Contribution. (a) In connection with any Registration Statement, Buyer agrees to indemnify each Holder, its Affiliates, officers, directors, employees and agents and each person who controls any such person within the meaning of either the Securities Act or the Exchange Act (“Seller Indemnified Party”) against any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (a “Loss”) to which they or any of them may become subject under the Securities Laws insofar as such Loss (or actions in respect thereof) arises out of or is based upon:

(i) any Untrue Statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto; or

(ii) any failure by Buyer to fulfill any undertaking included in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto;

except, with respect to both clauses (i) and (ii), to the extent that such Loss arises out of, or is based upon, an Untrue Statement made in such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Buyer by or on behalf of such Holder specifically for use in preparation of such Registration Statement or Prospectus or the failure of such Holder to comply with its covenants and agreements contained in Section 3 hereof.

(b) In connection with any Registration Statement, each Holder severally and not jointly agrees to indemnify and hold harmless (i) Buyer, each of its directors, each of its officers who signs such Registration Statement and each person who controls Buyer within the meaning of either the Securities Act or the Exchange Act (the “Buyer Indemnified Parties”) and (ii) the other Holders, their respective Affiliates, officers, directors, employees and agents and each person who controls any such person within the meaning of either the Securities Act or the Exchange Act (the “Other Holder Indemnified Parties”), against any Loss to which they or any of them may become subject under the Securities Laws insofar as such Loss arises out of or is based upon any Untrue Statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder specifically for use in preparation of such Registration Statement or Prospectus. No Holder shall be required to indemnify the Buyer Indemnified Parties or the Other Holder Indemnified Parties, taken as a whole, an aggregate amount with respect to a Loss that exceeds the net amount received by such indemnifying Holder from the sale of its Registrable Securities to which such Loss relates.

(c) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or (b) in respect of any Loss (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Loss (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Buyer and each Holder in connection with the statements or omissions or other matters which resulted in such Loss (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by Buyer or a Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. Buyer and Seller, on behalf of the Holders, agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 6(c). The amount paid or payable by an indemnified party as a result of any Loss (or actions in respect thereof) referred to in this Section 6(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(c), no Holder shall be required to contribute any amount in excess of the amount by which the net amount received by such Holder from the sale of its Registrable Securities to which such Loss relates exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligations in Section 6 to contribute shall be in proportion to its sale of Registrable Securities to which such Loss relates.

(e) ) The provisions of Section 11.07 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

(f) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Seller Indemnified Parties or Buyer Indemnified Parties, and will survive any sale by a Holder covered by a Registration Statement.

SECTION 7. Miscellaneous.

(a) Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.

(b) As used in this agreement, the following capitalized defined terms shall have the following meanings:

“Holder” means Seller and any other person who hereafter joins in and is made a party to this Registration Rights Agreement pursuant Section 7(d) that then holds Registrable Securities.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or other Buyer Common Stock covered by such Registration Statement, and all amendments and supplements to such prospectus, including post-effective amendments.

“Registrable Securities” means the Shares and any securities issued or issuable with respect to any Shares or other Registrable Securities by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, that any securities issued pursuant to a registration statement effective under the Securities Act at the time of their issuance shall not be deemed Registrable Securities.

“Registration Statement” means either the Seller Registration Statement or a Piggyback Registration Statement.

“Resale Registration Statements” means (a) Buyer’s registration statement on Form S-3 declared effective August 14, 2001 in connection with the registration of 1,282,514 shares of Buyer Common Stock; (b) the registration statement to be filed by Buyer to register 1,508,978 shares of Buyer Common Stock issued pursuant the Stock Purchase Agreement dated October 18, 2001 between Buyer and George Rathmann; (c) the registration statement to be filed by Buyer to register the Buyer Common Stock to be issued pursuant to the Agreement and Plan of Merger and Reorganization dated January 15, 2002 between Buyer and the party described in Section 6.09(1) of the Buyer Disclosure Schedule equal to the lesser of (1) 2,000,000 shares of Buyer Common Stock and (2) the number of shares of Buyer Common Stock equal to $15,000,000 divided by the average closing price of such stock for the 10 trading day period immediately prior to the closing date of such acquisition; and (d) any registration statement to be filed by Buyer to register shares of Buyer Common Stock to be issued, if at all, in a private placement no later than May 15, 2002 (it being understood that the aggregate value of the shares of Buyer Common Stock to be registered pursuant to such “PIPE” registration statement(s) on or prior to May 15, 2002 shall not exceed $40,000,000 worth of Buyer Common Stock (based on the net proceeds to Buyer received therefore) as of the date of issuance thereof).

“Secondary Shares” means any Buyer Common Stock sold for the account of a stockholder of Buyer (including any Registrable Securities).

“Securities Laws” means (a) the Securities Act, the Exchange Act, any other Federal or state securities law or regulation, at common law or otherwise, and any applicable foreign securities laws and the rules and regulations thereunder and (b) the rules and regulations of any securities exchange upon which the Registrable Securities are listed.

“underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Registration Statement.

“Untrue Statement” shall mean any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The following terms have the meanings given such terms in the Sections set forth below:

Acquisition	Recitals
Buyer	Preamble
Buyer Indemnified Parties	Section 6(b)
Certificate of Subsequent Sale	Section 3(a)
Holder	Section 7(b)
Loss	Section 6(a)
Other Holder Indemnified Parties	Section 6(b)
Piggyback Registration	Section 1(b)
Piggyback Registration Rights	Section 1(b)
Piggyback Registration Statement	Section 1(b)
Prospectus	Section 7(b)
Purchase Agreement	Recitals
Registration Rights Agreement	Preamble
Registrable Securities	Section 7(b)
Registration Statement	Section 7(b)
Resale Registration Statements	Section 7(b)
Secondary Shares	Section 7(b)
Securities Laws	Section 7(b)
Seller	Preamble
Seller Indemnified Party	Section 6(a)
Seller Registration Statement	Section 1(a)
Shares	Recitals
Suspension	Section 3(b)

Suspension Notice	Section 3(b)
Takedown	Section 3(c)
Takedown Notice	Section 3(c)
underwriter	Section 7(b)
Untrue Statement	Section 7(b)

(d) Notwithstanding Section 15.01 of the Purchase Agreement, a transferee of Registrable Securities who acquires such Registrable Securities from a Holder in a transaction other than pursuant to an effective Registration Statement that does not violate Section 3(a) of this Registration Rights Agreement may become a Holder for purposes of this Registration Rights Agreement with respect to such Registrable Securities by (i) taking and holding the record ownership of such Registrable Securities, (ii) delivering (or causing to be delivered) to Buyer a Certificate of Subsequent Sale with respect to such Registrable Securities and (iii) providing Buyer with all information concerning such transferee that is necessary to amend or supplement the applicable Registration Statement and/or Prospectus, whereupon such transferee shall be conclusively be deemed to have agreed to be bound by and entitled to the benefit of all the terms and provisions of this Registration Rights Agreement as this Registration Rights Agreement relates to such Registrable Securities; provided, that to qualify as a Holder, such transferee must acquire no less than one third of the Registrable Securities outstanding at the time of such transfer; provided, further, that no person that directly competes with Buyer, as of the date of this Registration Rights Agreement, in providing genomics-based information, products and programs that are used (i) to discover drug targets and drug candidates and (ii) to accelerate pharmaceutical and biotechnology drug and product development may qualify as a Holder for purposes of this Registration Rights Agreement.

(e) This Registration Rights Agreement is made pursuant to, and is subject to the terms of, the Purchase Agreement. Notwithstanding anything to the contrary contained herein, nothing contained herein shall be deemed to limit, restrict or modify in any manner the rights and obligations of the parties under the Purchase Agreement, and in the event of conflict between the provisions of the Purchase Agreement (including the Seller Disclosure Schedule (and the introduction thereto), the Buyer Disclosure Schedule (and the introduction thereto) and the Exhibits thereto), on the one hand, and the provisions of this Registration Rights Agreement, on the other hand, the provisions of the Purchase Agreement shall control. Subject to the foregoing sentence, this Registration Rights Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

(c) The provisions of Sections 15.01 (subject to Section 7(d) hereof) 15.03, 15.04, 15.05, 15.06, 15.07(a)(other than provisions with respect to incorporation by reference of other agreements or documents), 15.08, 15.11, 15.12, 15.13 and 15.14 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein except that the term “Agreement” therein shall be deemed to refer to this Registration Rights Agreement and that the term “Seller” therein shall be deemed to refer to the Holders; provided, that for purposes of Section 15.05, the affirmative agreement of Holders holding two-thirds of the Registrable Securities outstanding shall be deemed sufficient to effect any amendments or waivers referred to therein.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

BRISTOL-MYERS SQUIBB COMPANY

by
Name: Title:

DELTAGEN INC.,

by
Name: Title:

CERTIFICATE OF SUBSEQUENT SALE

EquiServe Stockholder Services
P.O. Box 8040
Boston, MA 02266 or Fax (781) 828–8813
Attention:

This certificate relates to a certificate for shares of common stock par value $0.001 par value of Deltagen Inc., a Delaware corporation’ (the “Company”), number          (the “Certificate”) registered in the name of     the “Transferor”).

The Transferor hereby assigns and transfers                                                                                           shares of common stock represented by the Certificate (the “Transferred Shares”) to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoints

agent to transfer the Transferred Shares on the books of the Company. The agent may substitute another to act for him.

In connection with any transfer of any of the shares of common stock evidenced by the Certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of the original issuance of such shares and the last date, if any, on which such shares were owned by the Company or any affiliate (as defined in the Securities Act of 1933) of the Company, the undersigned confirms that (Check one box below):

G	(a) (i) the Transferred Shares are being transferred pursuant to an effective registration statement under the Securities Act of 1933, in compliancewith any applicable blue sky securities laws of any state of the United States,

(ii) the prospectus delivery requirements under the Securities Act of 1933 have been satisfied; and

(iii) the prospectus so delivered correctly describes the Transferor and the Transferor’s method of sale or other distribution of the shares; or

G
(b) the Transferred Shares are being transferred pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Unless one of the boxes is checked, the Company’s transfer agent will refuse to register any of the Transferred Shares evidenced by this Certificate in the name of any person other than the registered holder thereof.

Signature:
(Sign exactly as the Certificate is registered on the books of the Company)

Date:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the transfer agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

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